Exhibit 10.2

ISP FUND LP
c/o Sarissa Capital Fund GP LP
660 Steamboat Road, 3rd Floor
Greenwich, Connecticut  06830

Dated as of May 20, 2021

Innoviva Strategic Partners LLC
1350 Old Bayshore Highway
Suite 400
Burlingame, CA 94010

Re: Distribution from ISP Fund LP

Ladies and Gentlemen:

In connection with the investment of Innoviva Strategic Partners LLC (the “Investor”) in ISP Fund LP, a Delaware limited partnership (the “Fund”), Sarissa Capital Fund GP LP (the “General Partner”) and the Fund agree with the Investor as follows:
The Investor is proposing to make a strategic repurchase of shares of the Investor held by Glaxo Group Limited and desires to access capital from its Capital Account to fund in part the transaction.  In order to provide the Investor access to the necessary capital for such transaction, the General Partner shall make a distribution to the Investor in the amount up to $110,000,000 as of May 20, 2021, (the actual amount distributed , the “Distribution Amount”).  The Investor acknowledges and agrees that Performance Allocation shall accrue at the time of distribution as provided in the Partnership Agreement in respect to the Distribution Amount.  In consideration of this distribution , the Investor shall make one or more additional Capital Contributions to the Fund in an aggregate amount equal to the Distribution Amount at such time as the Investor has sufficient free and unencumbered cash from royalty payments (as determined by the Investor), and in any event prior to March 31 , 2022 (in each case so long as such Capital Contributions shall not result in the Investor or Innoviva Inc. being an “investment company” within the meaning of the Investment Company Act of 1940 or otherwise have a materially adverse regulatory impact on the Investor or Innoviva).
Each capitalized term used and not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meaning assigned to such term in the Fund’s Amended and Restated Limited Partnership Agreement dated as of December 11, 2020 (the “Partnership Agreement”).
This Letter Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.  Any claim relating to this Letter Agreement shall be brought and maintained only in the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, and each party irrevocably consents (and waives any objection) to the jurisdiction of such courts and to the serving of process anywhere in the world.

This Letter Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  Signatures in electronic form shall be as binding on the parties as originals.

Each provision of this Letter Agreement shall be considered separable, and if, for any reason, any provision or provisions hereof are determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Letter Agreement, and this Letter Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

This Letter Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Letter Agreement and its successors and permitted assigns.  Neither this Letter Agreement nor any of the rights, interests or obligations under this Letter Agreement shall be assigned by any party without the prior written consent of the other parties hereto.

[Signature Pages Follow]

ISP FUND LP

By: /s/ Eric Vincent
Name: /s/ Eric Vincent
Title: Authorized Signer

SARISSA CAPITAL FUND GP LP

By: /s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Signer

Accepted and agreed as of the date first written above:

Innoviva Strategic Partners LLC

By: /s/ Pavel Raifeld
Name: Pavel Raifeld
Title: CEO